As filed with the Securities and Exchange Commission on January 25, 2005

Registration No. 333-61925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Address of Principal Executive Offices) (Zip Code)

FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN (AS AMENDED, RESTATED AND RENAMED AS OF JUNE 8, 2004)

(Full Title of the Plan)

FCE Statutory Agent, Inc.
Forest City Enterprises, Inc.
1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Name and Address of Agent for Service)

(216) 621-6060

(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II
SIGNATURES

Part II

DESCRIPTION OF THE CORRECTION

The purpose of this Post-Effective Amendment No. 2 (this “Amendment”) to Registrant’s Form S-8 Registration Statement (File No. 333-61925), filed on August 20, 1998 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 filed on January 20, 2005 (“Amendment No. 1”), is solely to correct a typographical error on Amendment No. 1:

Amendment No. 1 is hereby amended to remove an asterisk so that the signature lines appear as set forth on this Amendment No. 2.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-38912 on Form S-8 (“Post-Effective Amendment No. 2”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 25, 2005.

THE FOREST CITY ENTERPRISES, INC.
By:	/s/ Thomas G. Smith
Thomas G. Smith
Executive Vice President, Chief Financial Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on January 25, 2005.

Signature	Title

*	Co-Chairman of the Board and Director

Albert B. Ratner

*	Co-Chairman of the Board, Treasurer and Director

Samuel H. Miller

*	President, Chief Executive Officer and Director
Charles A. Ratner	(Principal Executive Officer)

* Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)

*	Executive Vice President and Director

James A. Ratner

*	Executive Vice President and Director

Ronald A. Ratner

*	Executive Vice President and Director

Brian J. Ratner

*	Director

Deborah Ratner Salzberg

*	Director

Michael P. Esposito, Jr.

*	Director

Scott S. Cowen

*	Director

Jerry V. Jarrett

*	Director

Joan K. Shafran

Director

Louis Stokes

*	Director

Stan Ross

     * Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 2 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-38912 on Form S-8 with the Securities and Exchange Commission.

January 25, 2005	By:	/s/ Thomas G. Smith
Thomas G. Smith, Attorney-in-Fact